Exhibit 99.2

GRAND CANYON EDUCATION, INC. REPORTS

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 22, 2019, Grand Canyon Education, Inc. (the “Company” or “GCE”) acquired Orbis Education Services, LLC (“Orbis Education”) for $365.8 million in cash (inclusive of closing date adjustments).  Orbis Education is an education services company that supports healthcare education programs for 17 universities across the United States. Concurrent with the closing of the acquisition, GCE entered into an amended and restated credit agreement dated January 22, 2019 and two related amendments dated January 31, 2019 and dated February 1, 2019, that together provided a credit facility of $325.0 million comprised of a term loan facility of $243.75 million and a revolving credit facility of $81.25 million, both with a five year maturity date.  The term facility is subject to quarterly amortization of principal, commencing with the fiscal quarter ended June 30, 2019, in equal installments of 5% of the principal amount of the term facility per quarter.  Both the term loan and revolver have monthly interest payments currently at 30 Day LIBOR plus an applicable margin of 2%.  The proceeds of the term loan, together with $6.25 million drawn under the revolver and cash on hand, were used to pay the purchase price in the acquisition.  Concurrent with the amendment of the credit agreement and acquisition, we repaid our existing term loan of $60.0 million and our cash collateral of $61.7 million was released. The foregoing actions (other than the credit facility amendments), which are referred to collectively herein as the “Orbis Acquisition,” were completed on January 22, 2019.

The following unaudited pro forma combined financial information is based on the historical consolidated financial information of GCE and Orbis Education and has been prepared to illustrate the effect of the Orbis Acquisition that was completed on January 22, 2019.

The Company’s accounting and financial reporting in these unaudited pro formas is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”) under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic ASC 805, Business Combinations (ASC 805), with the Company treated as the acquirer. As of the date of this filing, the Company has not completed its final determination of the fair value of Orbis Education’s assets and liabilities, including intangible assets with both indefinite and finite lives.  Accordingly, the final application of GAAP to the Acquisition may differ from what is presented in these unaudited pro formas.

The unaudited pro forma combined balance sheet assumes that the Acquisition had occurred on December 31, 2018.  The unaudited pro forma combined income statement is presented as if the Acquisition had occurred on January 1, 2018.  The following unaudited pro forma combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes, which are included in the Company’s latest Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 20, 2019, and Orbis Education’s historical information included herein.

The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the Acquisition, (b) are factually supportable and (c) with respect to the income statement, have a continuing impact on the consolidated results.  The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Acquisition occurred on January 1, 2018.  The unaudited pro forma combined financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings or material non-recurring charges.

GRAND CANYON EDUCATION, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	As of December 31, 2018
(In thousands, except par value)	Grand Canyon Education, Inc.	Orbis Education Services, LLC	Pro Forma Adjustments (1)		Pro Forma
ASSETS:
Current assets
Cash and cash equivalents	$120,346	$241	$(45,406	) a, b, c, e	$75,181
Restricted cash and cash equivalents	61,667	—	(61,667	) a	—
Investments	69,002	—	(69,002	) b	—
Accounts receivable, net	46,830	41	—		46,871
Interest receivable on Secured Note	4,650	—	—		4,650
Income tax receivable	8	—	—		8
Other current assets	6,963	1,759	—		8,722
Total current assets	309,466	2,041	(176,075)		135,432
Property and equipment, net	111,039	5,270	—		116,309
Intangibles	—	4,316	200,084	c, e	204,400
Goodwill	2,941	346	162,826	c, e	166,113
Note receivable, less current portion	900,093	—	—		900,093
Other assets	478	—	—		478
Total assets	$1,324,017	$11,973	$186,835		$1,522,825
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$14,274	$800	$—		$15,074
Accrued compensation and benefits	15,427	4,741	—		20,168
Accrued liabilities	8,907	2,371	4,082	d, e	15,360
Income taxes payable	5,442	—	—		5,442
Student deposits	—	—	—		—
Deferred revenue	—	—	—		—
Current portion of notes payable	36,468	17,518	(17,518	) e	36,468
Total current liabilities	80,518	25,430	(13,436)		92,512
Other noncurrent liabilities	—	3,520	(2,624	) e	896
Deferred income taxes, noncurrent	6,465		—		6,465
Notes payable, less current portion	23,437	—	190,000	a	213,437
Total liabilities	110,420	28,950	173,940		313,310
Commitments and contingencies
Stockholders’ equity
Redeemable Convertible Preferred Units	—	33,942	(33,942	) e	—
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2018	—	—	—		—
Common stock, $0.01 par value, 100,000 shares authorized; 52,496 shares issued and 48,217 shares outstanding at March 31, 2018	527	—	—		527
Treasury stock, at cost, 4,279 shares of common stock at March 31, 2018	(125,452)	—	—		(125,452)
Additional paid-in capital	256,806	—	—		256,806
Accumulated other comprehensive loss	(453)	—	—		(453)
Retained earnings (deficit)	1,082,169	(50,919)	46,837	d, e	1,078,087
Total stockholders’ equity	1,213,597	(16,977)	12,895		1,209,515
Total liabilities and stockholders’ equity	$1,324,017	$11,973	$186,835		$1,522,825

(1)         The pro forma adjustments assume that the Acquisition occurred on December 31, 2018.

GRAND CANYON EDUCATION, INC.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

	Year Ended December 31, 2018
	Grand Canyon Education, Inc.	Orbis Education Services, LLC	Pro Forma Adjustments (1)		Pro Forma
Service revenue	$333,002	$62,459	$—		$395,461
University related revenue	512,499	—	—		512,499
Net revenue	$845,501	$62,459	$—		$845,501
Costs and expenses:
Technology and academic services	43,574	30,201	(270	) a, c	73,505
Counseling services and support	204,690	10,225	—	c	214,915
Marketing and communication	117,420	12,086	—	c	129,506
General and administrative	29,968	11,303	—	c	41,271
University related expenses	173,330	—	—		173,330
Amortization of intangibles	—	936	7,464	a, c	8,400
Loss on Transaction	18,370	908	(1,716	) b, c	17,562
Total costs and expenses	587,352	65,659	5,748		240,563
Operating income	258,149	(3,200)	(5,748)		604,938
Interest income on Secured Note	26,947	—	—		26,947
Interest expense	(1,536)	(3,216)	(6,968	) d	(11,720)
Investment interest and other	3,440	—	—	e	3,440
Income before income taxes	287,000	(6,416)	(12,716)		623,605
Income tax expense	57,989	—	(3,164	) f	54,825
Net income	$229,011	$(6,416)	$(9,552)		$213,043
Earnings per share:
Basic income per share	$4.81				$4.47
Diluted income per share	$4.73				$4.40
Basic weighted average shares outstanding	47,608				47,608
Diluted weighted average shares outstanding	48,414				48,414

(1)         The historical combined statements of income of the Company and Orbis Education for the year ended December 31, 2018 assume that the Acquisition occurred as of January 1, 2018.

GRAND CANYON EDUCATION, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.              Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of the Company and Orbis Education.  The acquisition method of accounting is based on ASC 805, and used the fair value concepts defined in Financial Accounting Standards Board Accounting Standard Topic ASC 820, Fair Value Measurements.  ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

In accordance with ASC 805, the Company used its best estimates and assumptions to accurately assign fair value to tangible assets and liabilities to be acquired, identifiable intangible assets and the related income tax impacts.  Goodwill is measured as the excess of purchase consideration over the fair value of tangible and intangible assets and liabilities.

The unaudited pro forma combined financial statements are based on preliminary estimated fair value purchase consideration allocation, provided for illustrative purposes only and do not purport to represent what the combined income statement or the financial condition would have been had the acquisition occurred on the dates indicated.  They also may not be useful in predicting the future financial condition and results of operations of the combined company.  The actual results of operations may differ significantly from the pro forma amounts reflected herein.  In addition, the unaudited pro forma combined financial information does not reflect any planned cost savings initiatives following the merger.

Acquisition related transaction costs (e.g. investment banker, advisory, legal, valuation and other professional fees) and certain acquisition related charges have not been included as a component of consideration transferred, but instead must be expensed as incurred.  The pro forma balance sheet reflects the $4.1 million of anticipated acquisition related transaction costs of the Company reflected in other accrued liabilities with a corresponding decrease in stockholders’ equity.  The Company has not presented the acquisition costs incurred during 2018 in the pro forma statement of operations because they will not have a continuing impact on the results of the combined company.

In order to prepare the pro forma financial statements, the Company performed a preliminary review of Orbis Education’s accounting policies to identify significant differences.  Upon completion of the Acquisition, the Company will conduct an additional review of Orbis Education’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of Orbis Education’s results of operations, asset or liabilities to conform to the Company’s accounting policies and classifications.  As a result of that review, the Company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.

The Company presents the pro forma financial statements for informational purposes only and the pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations would actually have been had the merger been completed on the dates indicated.  In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined financial information has been derived from GAAP applicable to the Company as of and for all periods presented and does not reflect adjustments for any accounting pronouncements pending adoption as of January 1, 2019.  Specifically, the pro forma combined financial information has been prepared in conformity with the revenue recognition accounting policies as disclosed in the Company’s Form 10K for the year ended December 31, 2018 and does not reflect any adjustment for the Company’s adoption of the new leasing standard, ASU 2016-02.  The Company will adopt the new leasing standard on January 1, 2019 and will adopt the new leasing standard for Orbis Acquisition in its Acquisition and business combination accounting on January 22, 2019.

2.              Purchase Price and Estimated Fair Value of Net Assets Acquired

The unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary estimate of the fair value of Orbis Education’s tangible assets, identifiable intangible assets to be acquired and liabilities to be assumed.  The excess of the preliminary estimated purchase price over these fair values is recorded to goodwill.  The following table provides a tabular depiction of the Company’s allocation of the $365.8 million cash purchase (inclusive of closing date adjustments) on January 22, 2019.

(in thousands)	Fair Value
Assets acquired	$7,070
Liabilities assumed	8,808
Intangible Assets	204,400
Goodwill	163,172
Total purchase price	$365,834

The amount recorded related to the acquisition is subject to adjustment as the Company has not yet completed the final allocation of the purchase price.  The Company has one year from the date of purchase to complete the allocation of the purchase price.

Orbis Education’s identifiable intangible assets include, customer relationships, trade names and other intangibles.  These preliminary estimates of fair value and weighted average useful life may be different from the amounts included in the acquisition accounting upon the completion of purchase accounting, and the difference could have a material impact on the accompanying unaudited pro forma combined financial statements.  The combined effect of any such changes could then also result in a significant increase or decrease to the Company’s estimate of associated amortization expense.

(in thousands)	Fair Value	Useful Life (in years)
Customer relationships	$203,000	25
Trade names	280	1
Other intangible assets	1,120	4
Total intangibles subject to amortization	$204,400

3.              Pro Forma Adjustments — Balance Sheet

a.              Reflects the net loan increase of $190.0 million resulting from an amended and restated credit agreement on the purchase date, which resulted in an increase of the term and revolver loan to an aggregate of $250.0 million and the repayment of the $60.0 million term loan.  In addition, the collateral of $61.7 million was released concurrently with the amended and restated credit agreement and that balance was reclassed to cash for the Orbis Acquisition.

b.              Reflects the liquidation of the investment balances of $69.0 million, which were reclassed to cash for the Orbis Acquisition.

c.               Reflects the $365.8 million cash purchase (inclusive of closing date adjustments) of Orbis Education.  This adjustment records the preliminary estimated fair values as of December 31, 2018 of the tangible assets acquired, liabilities assumed, identified intangible assets acquired, and estimated goodwill arising from the Orbis Acquisition, as described above.  The Company is not expecting any changes to the assets acquired or liabilities assumed including property, plant and equipment as management believes the net book value of these assets approximate the fair market value of assets acquired with the exception of an increase in the assets and liabilities assumed due to the adoption of ASU 2016-02 as Orbis Education has leases at approximately 18 site locations.

d.              The adjustment is to include estimated transaction costs that are not recognized in the historical consolidated balance sheets of the Company as these should be included on the pro forma balance sheet as they are transaction costs that are estimated to be incurred by the completion of the merger.  The adjustment is for $4.1 million that would have been incurred and paid by the Company prior to December 31, 2018 as if the merger had occurred on December 31, 2018.

e.               This entry eliminates the historical balances, including assets and liabilities not assumed in the Acquisition, Orbis Education’s goodwill and intangible assets, and various equity accounts on the Orbis Education’s historical balance sheet.

4.              Pro Forma Adjustments — Income Statement

a.              The following adjustment reflects the estimated amortization expense related to the intangible assets to be acquired, and the removal of amortization recorded by Orbis Education related to its customer relationships and online learning products, which is included in technical and academic services.  Orbis Education’s goodwill was fully amortized, so no amortization was removed.

b.              This adjustment removes transaction costs that were recognized as expenses in the Company and Orbis Education’s consolidated financial statement for the year ended December 31, 2018.  The adjustment is for $0.8 million and $0.9 million that were incurred and paid by the Company and Orbis Education, respectively, during the year ended December 31, 2018.

c.               The Orbis Education operating expenses were reflected in the combined income statement to conform with the Company’s income statement classifications.

d.              This adjustment removed the interest expense recorded by the Company and Orbis Education for the year ended December 31, 2018.  This adjustment then added interest expense for the $250.0 million drawn on the amended and restated credit agreement for the year ended December 31, 2018 at a rate of 30 Day LIBOR plus an applicable margin of 2%, which totals 4.5%.  This adjustment assumes quarterly payments were made on the term loan for $12.2 million at each quarter ended commencing with June 30, 2018 for the year.  This adjustment assumes the entire loan was considered a loan modification and that the lending costs of approximately $2.2 million are amortized over the five year maturity period.  This adjustment includes the 25 basis point fee for the unused portion of the revolver for the entire year of $75 million.  Also, this adjustment includes the third party costs of $0.2 million that were expensed at the time of the amended and restated credit agreement.

e.               No adjustment can be reflected in this pro forma for reduced interest and other income; however we used $115.8 million of cash and investments to complete the Orbis Acquisition, which would have resulted in significantly lower investment balances and returns on such investments.

f.                Reflects the tax effect of the pro forma adjustments at the statutory rate in effect during the periods for which the pro forma income statements are presented.

5.              Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of income are based upon the pro forma combined net income and the Company’s weighted average number of shares outstanding.